Exhibit (10a) Modification and extension of bank loan agreement.



                     MODIFICATION AND/OR EXTENSION AGREEMENT

Date:             May 1, 2002

Borrower(s):      Web Press Corporation

Lender:           KEYBANK NATIONAL ASSOCIATION

Note: Dated April 7, 1999, in the principal amount of $3,000,000.00, including any and all amendments thereto.

Loan #:           31-93826-2010039502

     FOR VALUE RECEIVED, Borrower and Lender hereby agree to modify the above-referenced Loan and Promissory Note and/or Loan Agreement as follows:

1.   MODIFICATION AND/OR EXTENSION PROVISIONS
     ----------------------------------------

     o    The maturity date of the Loan is hereby extended to March 1, 2004

     o The maximum amount that the Borrower may borrow under the Loan shall be decreased to $2,900,000.00, effective May 1, 2002; Borrower shall repay amounts outstanding as necessary to reduce the outstanding balance so that it will not exceed the reduced maximum loan amount.

     o The maximum amount that the borrower may borrow under the Loan shall be decreased to $2,800,000.00, effective July 1, 2002; Borrower shall repay amounts outstanding as necessary to reduce the outstanding balance so that it will not exceed the reduced maximum loan amount.

     o The maximum amount that the Borrower may borrow under the Loan shall be decreased to $2,750,000.00, effective October 1, 2002; Borrower shall repay amounts outstanding as necessary to reduce the outstanding balance so that it will not exceed the reduced maximum loan amount.

     o The maximum amount that the Borrower may borrow under the Loan shall be decreased to $2,700,000.00, effective February 1, 2003; Borrower shall repay amounts outstanding as necessary to reduce the outstanding balance so that it will not exceed the reduced maximum loan amount.

     o The maximum amount that the Borrower may borrow under the Loan shall be decreased to $2,650,000.00, effective June 1, 2003; Borrower shall repay amounts outstanding as necessary to reduce the outstanding balance so that it will not exceed the reduced maximum loan amount.

     o The maximum amount that the Borrower may borrow under the Loan shall be decreased to $2,600,000.00, effective October 1, 2003; Borrower shall repay amounts outstanding as necessary to reduce the outstanding balance so that it will not exceed the reduced maximum loan amount.

     o The maximum amount that the Borrower may borrow under the Loan shall be decreased to $2,650,000.00, effective February 1, 2004; Borrower shall repay amounts outstanding as necessary to reduce the outstanding balance so that it will not exceed the reduced maximum loan amount.

     o The interest rate on this Note shall remain at a variable rate equal to the Prime rate announced by the Lender (the "Index"), plus three percent (3.00%) per annum. The interest rate will change automatically and correspondingly on the date of each announced change of the Index by the Lender. The Index is not necessarily the lowest rate charged by the Lender on its loans and is set by Lender in its sole discretion.


2. CONDITIONS. The modifications and/or extension described above are subject to and conditioned upon Borrower's full satisfaction of all of the following conditions on or before the date first stated above, time being of the essence.

     A. There shall be no uncured event of default under the Loan, nor any event or condition which with notice or the passage of time would be an event of default thereunder..

     B. Borrower shall deliver to Lender a fully executed original of this Modification and/or Extension Agreement.

     C. All expenses incurred by Lender in connection with this Agreement (including without limitation, attorney fees, recording charges, charges for title policy update(s), escrow charges, costs of obtaining updated or additional appraisal(s) or collateral valuations, if required by Lender) shall be paid by Borrower.

     D.   Borrower shall comply with the following additional conditions:

          o    Borrower shall pay lender in cash an extension fee of $20,000.00

3. GENERAL PROVISIONS. Except as modified above, all other provisions of the Promissory Note and any other documents securing or relating to the Loan (the "Loan Documents") remain in full force and effect. All security given for the Loan and all guarantees of the Loan (as applicable) shall continue in full force. Borrower warrants and represents to Lender that it has full right, power and authority to enter into this agreement and to perform all its obligations hereunder, and that all information and material submitted to Lender in connection with this modifications are accurate and complete. Borrower warrants that no default exists under the Loan Documents. Borrower reaffirms its obligation to pay the Loan in full and reaffirms the validity and enforceability of the Loan Documents, without set-off, counterclaim or defense.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.




LENDER:                            BORROWER:


KEYBANK NATIONAL ASSOCIATION       Web Press Corporation

By: /s/ Judy John, VP
    ----------------------------------
    Judy John       Authorized Officer



                                   By: /s/ Gary B. Palmer               05/17/02
                                       -----------------------------------------
                                       Gary B. Palmer                  President

                                   By: /s/ Craig L. Mathison     05/17/2002
                                       -----------------------------------------
                                       Craig L. Mathison   Vice Pres. of Finance